UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

SHELL PLC	SHELL FINANCE US INC.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

England and Wales	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

N/A	93-4449519
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

Shell Centre London, SE1 7NA United Kingdom	150 N. Dairy Ashford Houston, Texas 77079
(Address of principal executive offices)	(Address of principal executive offices)

N/A	77079
(Zip Code)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Floating Rate Guaranteed Notes due 2030	New York Stock Exchange
4.125% Guaranteed Notes due 2030	New York Stock Exchange
4.750% Guaranteed Notes due 2036	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-276068, 333-276068-01, and 333-276068-02

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrants’ Securities to be Registered.

The description of the securities to be registered is contained in the Prospectus Supplement dated November 3, 2025, which forms a part of the Registrants’ Registration Statement on Form F-3ASR (Nos. 333-276068, 333-276068-01, and 333-276068-02), and is incorporated herein by reference.

Item 2. Exhibits.

The following exhibits are filed herewith and are incorporated herein by reference:

99.1 — Form of Senior Debt Securities of Shell Finance US Inc. (incorporated by reference to Exhibit 4.11 to the Registration Statement on Form F-3ASR of the Registrants (Registration Numbers 333-276068, 333-276068-01, and 333-276068-02) filed on December  15, 2023).

99.2 —Indenture among Shell Finance US Inc., Shell plc, as guarantor, and Deutsche Bank Trust Company Americas, as trustee, dated October 8, 2024 (incorporated by reference to Exhibit 99.1 to Form 6-K (No. 001-32575) filed on October 8, 2024).

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 6, 2025

Shell plc
(Registrant)

By:	/s/ Frances Hinden
	Name:	Frances Hinden
	Title:	Executive Vice President – Treasury and Corporate Finance

Shell Finance US Inc.
(Registrant)

By:	/s/ Olga A. Stevens
	Name:	Olga A. Stevens
	Title:	Vice President - Finance